UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007 (September 24, 2007)

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, and unless the context otherwise requires, the terms “HPT,” ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer to Hospitality Properties Trust and its consolidated subsidiaries; and the term “TA” refers to TravelCenters of America LLC and its consolidated subsidiaries.

Item 9.01. Finanacial Statements and Exhibits.

(b)           Pro Forma Financial Information

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

Dated:  September 24, 2007

3

Hospitality Properties Trust

Introduction to Unaudited Pro Forma Consolidated Statement of Income

(dollars in thousands)

On September 15, 2006, Hospitality Properties Trust agreed to acquire TravelCenters of America, Inc., or TravelCenters, as more fully described in our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on December 12, 2006, or the TravelCenters Current Report.  On January 31, 2007, we completed our acquisition of TravelCenters.  Upon completion of the acquisition, we restructured the business of TravelCenters and distributed all of the common shares of our former subsidiary, TravelCenters of America LLC, or TA, to our shareholders in a spin off transaction.  The book value of this distribution was $337,250.  The acquisition of TravelCenters, the restructuring of the TravelCenters business and the spin off transaction are collectively referred to herein as the TA Transactions.

As a part of the restructuring of TravelCenters which occurred in connection with the TA Transactions, on January 31, 2007:

•                   TravelCenters became a subsidiary of our subsidiary, TA;

•                   certain real property interests of 146 travel centers that were operated by TravelCenters and all trademarks, tradenames and certain other assets used in connection with the travel center business with an estimated total value of $1,697,221 were transferred to subsidiaries of ours that were not owned by TA;

•                   TA became the owner of all of the working capital of TravelCenters, including current assets (primarily consisting of cash, receivables and inventory) and current liabilities (primarily consisting of trade payables and accrued liabilities);

•                   we contributed cash of $121,166 to TA so that the sum of its current assets, net of current liabilities, was $200,000;

•                   TA became the owner of one travel center in Ontario, Canada, the operator of two travel centers leased from owners other than us, the manager of one travel center for an owner other than us, the franchisor of 13 travel centers owned and operated by third parties and the owner of certain other assets historically owned and used by TravelCenters;

•                   we entered into a lease of the 146 travel centers we acquired and certain related assets to TA; and

•                   TA commenced operating the travel center business formerly conducted by TravelCenters.

On May 30, 2007 we acquired Petro Stopping Centers Holdings, L.P., or Petro Holdings, pursuant to a Purchase Agreement, dated May 30, 2007, among us, Petro Holdings, and the partners of Petro Holdings, or the Purchase Agreement, as more fully described in our Current Report on Form 8-K filed with the SEC on June 4, 2007, or the Petro Current Report. The Purchase Agreement required us to pay approximately $630,000 for Petro Holdings.  We also agreed to pay certain costs of this transaction associated with defeasance and prepayment of debt secured by certain of the Petro properties plus customary closing costs. These costs were approximately $25,000. The purchase price was funded with borrowings under our revolving credit facility. As more thoroughly described in the Petro Current Report, simultaneously with this acquisition, the 40 Petro travel centers located in 25 states, or the Petro Centers, were leased to TA for an initial rent of approximately $62,225 per annum.

The unaudited pro forma consolidated statement of income for the six months ended June 30, 2007 presents our results of operations as if (i) our January 2007 common share overallotment exercise; (ii) our February 2007 offering of common shares and related overallotment exercise; (iii) our February 2007 offering of preferred shares and related overallotment exercise; (iv) our March 2007 offering of convertible notes and related overallotment exercise; (v) our March 2007 offering of senior notes, all as more fully described in the notes appearing below, (vi) the acquisition of TravelCenters, the restructuring of the TravelCenters business and the

Hospitality Properties Trust

Introduction to Unaudited Pro Forma Consolidated Statement of Income

(dollars in thousands)

spin off of TA, (vii) the acquisition of the Petro Centers, (viii) the financing of the Petro Centers with borrowings under our revolving credit facility, and (ix) the commencement of the leases with TA for the aggregate 186 travel centers all had been completed as of January 1, 2007.

This unaudited pro forma consolidated statement of income is based in part upon our historical financial statements contained in our Quarterly Report on Form 10-Q for the six months ended June 30, 2007, filed with the SEC, and should be read in conjunction with those financial statements and the notes thereto.

The acquisition of the Petro Centers was financed with borrowings under our revolving credit facility as reflected in the unaudited pro forma consolidated statement of income.  We anticipate financing the acquisition of the Petro Centers on a long term basis through the issuance of both equity and debt securities. This unaudited pro forma consolidated statement of income is provided for informational purposes only and upon completion of the planned long term financing of the Petro Centers our results of our operations will be significantly different than what is presented in this unaudited pro forma consolidated statement of income.

In the opinion of management, all adjustments necessary to reflect the effects of the transactions described above have been included in the unaudited pro forma consolidated statement of income.  The unaudited pro forma consolidated statement of income is not necessarily indicative of what our actual results of operations would have been for the period indicated, nor does it represent our results of operations for any future date or period.

Hospitality Properties Trust
Unaudited Pro Forma Consolidated Statement of Income

For the six months ended June 30, 2007
(in thousands, except per share data)

		TravelCenters of America, Inc. Acquisition Adjustments
	Hospitality Properties Trust Historical	TravelCenters of America, Inc. Historical	Merger, Restructuring and Spin Off		Petro Centers Acquisition Adjustments		Pro Forma
	A	B
Revenues:
Hotel operating revenues	$474,245	$—	$—		$—		$474,245
Rental income	143,130	—	14,225	C	25,582	K	182,937
FF&E reserve income	11,208	—	—		—		11,208
TA operating revenues	—	352,682	(352,682)	D	—		—
Interest income	3,806	—	—		—		3,806

Total revenues	632,389	352,682	(338,457)		25,582		672,196

Expenses:
Hotel operating expenses	344,709	—	—		—		344,709
TA operating expenses	—	334,265	(334,265)	D	—		—
Interest	64,450	4,214	(3,681)	E	15,913	L	80,896
Depreciation and amortization	104,330	5,810	(3,243)	F	8,054	M	114,951
General and administrative	18,535	8,892	(8,195)	G	1,337	N	20,569
TA spin off costs	2,711	—	(2,711)	H	—		—
Other, net	—	62,019	(62,019)	D	—		—

Total expenses	534,735	415,200	(414,114)		25,304		561,125

Income (loss) before income taxes	97,654	(62,518)	75,657		278		111,071
Income taxes	—	40,470	(40,470)	D	—		—

Net income (loss)	97,654	(22,048)	35,187		278		111,071
Preferred distributions	(11,829)	—	(3,110)	I	—		(14,939)

Net income (loss) available for common shareholders	$85,825	$(22,048)	$32,077		$278		$96,132

Common shares outstanding	92,323		1,530	J			93,853

Basic and diluted earnings per common share:
Net income available for common shareholders	$0.93						$1.02

Hospitality Properties Trust
Notes to Unaudited Pro Forma Consolidated Statement of Income
(dollars in thousands)

A.    Represents the historical financial statements of HPT.

B.    Represents the historical financial statements of TravelCenters for the period January 1, 2007 to January 31, 2007 (date of acquisition).

C.    After completion of the spin off HPT began to lease the TravelCenters real estate to TA under the terms of a long term lease as more fully described elsewhere in the TravelCenters Current Report. The terms of the lease require TA to make minimum rent payments that have scheduled increases during the term.  The adjustment to rental income is calculated as follows:

Six Months Ended June 30, 2007
Minimum rent (cash)	$12,792
Required straight line adjustment	1,433

$14,225

D.    Represents elimination of the historical operating results of the TravelCenters business transferred to TA in the spin off.

E.     Represents the elimination of TravelCenters’ historical interest expense and HPT’s historical interest expense from borrowings under the bridge acquisition facility used initially to fund the TA Transactions and the recognition of interest expense to reflect the effect of HPT’s March 2007 issuance of $575,000 of 3.8% convertible senior notes due 2027 and March 2007 issuance of $300,000 of 5.625% senior notes due 2017. In connection with HPT’s acquisition, all of TravelCenters’ debt was extinguished.

Six Months Ended June 30, 2007
Elimination of TravelCenters’ historical interest expense	$(4,214)
Elimination of HPT’s historical interest expense	(6,996)
Addition of interest on HPT’s 3.8% convertible senior notes	4,061
Addition of interest on HPT’s 5.625% senior notes	3,328
Addition of amortization of deferred finance fees and discount	140

$(3,681)

Hospitality Properties Trust
Notes to Unaudited Pro Forma Consolidated Statement of Income
(dollars in thousands)

F.     Represents the elimination of TravelCenters’ historical depreciation and amortization expense and the recognition of depreciation and amortization expense of the TravelCenters real estate and intangible assets retained by HPT. Depreciation and amortization expense is calculated on a straight line basis over the estimated useful lives of the buildings, improvements and equipment and intangible assets of 7 to 40 years.

Six Months Ended June 30, 2007
Elimination of historical depreciation and amortization expense	$(5,810)
Addition of depreciation and amortization expense	2,567

$(3,243)

G.    Represents the elimination of historical general and administrative expense of the TravelCenters business transferred to TA and the expected increase in HPT’s general and administrative expense under its management contract as a result of the acquisition of TravelCenters.

Six Months Ended June 30, 2007
Elimination of historical general and administrative expense	$(8,892)
Addition of general and administrative expense	697

$(8,195)

H.    Represents elimination of non-recurring costs associated with the spin off of TA.

I.      Represents the effect of HPT’s issuance of 12,000,000 and 700,000 7% Series C cumulative redeemable preferred shares on February 21, 2007 and February 28, 2007, respectively.

J.     Represents the effect of HPT’s issuance of 1,800,000, 5,000,000 and 750,000 common shares on January 5, 2007, February 16, 2007 and February 23, 2007, respectively.

K.    Simultaneously with the acquisition of the Petro Centers, HPT entered into a long term lease agreement with TA as more fully described in the Petro Current Report.  Under the terms of the lease, TA is initially required to pay HPT rent of $62,225 per annum (or $5,185 per month).

L.     Represents the effect on interest expense of HPT borrowing $655,000 under its revolving credit facility to fund the acquisition of the Petro Centers (5.87% per annum at June 30, 2007).

M.   Represents the recognition of depreciation and amortization expense of the Petro Centers real estate acquired by HPT.  Depreciation and amortization expense is calculated on a straight line basis over the estimated useful lives of the buildings, improvements and equipment of 7 to 40 years.

N.    Represents the increase in HPT’s general and administrative expense under its management contract as a result of the acquisition of the Petro Centers.